                                                                 Exhibit 23.3

                      ACKNOWLEDGEMENT OF ERNST & YOUNG LLP

June 30, 2004

The Board of Directors
F.N.B. Corporation

We are aware of the incorporation by reference in the Registration Statement (Form S-8) of F.N.B. Corporation for the registration of 90,000 shares of its common stock of our report dated May 7, 2004 relating to the unaudited consolidated interim financial statements of F.N.B. Corporation that are included in its Form 10-Q for the quarter ended March 31, 2004.


/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania